GREENWICH STREET MUNICIPALS FUND INC.
                          10f-3 REPORT
              December 1, 1996 through May 31, 1997


                                                  % of
               Trade                    Par       Purchase  Fund
% of
Issuer              Date Selling Dealer Amount         Price
Assets    Issue

Anaheim PFA         2/6/97    Paine Webber   $2,500,000
$87.60         0.95%     2.55%
5.00% due 3/1/2037